Exhibit #99.1

ATLANTIC PHARMACEUTICALS, INC. AND SUBSIDIARIES

(a development stage company)
Consolidated Balance Sheets (unaudited)
May 31, 1997 and December 31, 1996

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             Assets                                               5/31/97         12/31/96
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
Current assets:
  Cash and cash equivalents                                    $  2,699,965      2,269,532
  Prepaid expenses                                                   66,876         24,949
  Accounts Receivable                                                25,900
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Total current assets                                              2,792,741      2,294,481
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Furniture and equipment, net of accumulated depreciation
      of $93,226 and $75,133 at May 31, 1997 and December
      31, 1996, respectively.                                       130,768         82,761
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                                                                  2,923,509      2,377,242
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Liabilities and Stockholders' Equity
==========================================================================================

Current liabilities:
      Accrued expenses                                              228,514        281,792

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Total current liabilities                                           228,514        281,792
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Stockholders' equity
      Preferred stock, $.001 par value. Authorized 50,000,000
      shares; 230,000 shares issued and outstanding                     230           --
      Common stock $.001 par value. Authorized 80,000,000
        shares; 2,913,720 shares issued and outstanding
        at May 31, 1997 and December 3l, 1996, respectively           2,914          2,914
      Common stock subscribed, 182 shares
        at May 31, 1997 and December 31, 1996.                         --             --
      Additional paid -in capital                                12,721,167     10,634,938
      Deficit accumulated during development stage               (9,937,573)    (8,438,660)
      Deferred compensation                                         (91,200)      (103,200)
==========================================================================================
                                                                  2,695,537      2,095,992

      Less common stock subscriptions receivable                       (218)          (218)
      Less treasury stock, at cost                                     (324)          (324)
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Total stockholders' equity                                        2,694,995      2,095,450
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                                                                  2,923,509      2,377,242
==========================================================================================


      See accompanying notes to consolidated financial statements.

Atlantic Pharmaceuticals, Inc. and Subsidiaries
(a development stage company)
Notes to Consolidated Financial Statements (Unaudited)
For the five months period ended May 31, 1997

(1)  Basis of Presentation

          The accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles for interim financial information. Accordingly, they do not include all information and footnotes required by Generally Accepted Accounting Principles for complete financial statements. In the opinion of management, the accompanying financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for fair presentation. Operating results are not necessarily indicative of results that may be expected for the year ending December 31, 1997. These financial statements should be read in conjunction with the Company's Annual Report on Form 10 - KSB for the year ended December 31, 1996 and the Company's Quarterly Report on Form - 10 QSB for the quarter ended march 31, 1997.

a. Issuance of Convertible Preferred Stock

          Pursuant to a private placement of Series A Convertible Preferred Stock, par value $0.001 (the "Preferred Stock"), of Atlantic Pharmaceuticals, Inc., a Delaware corporation (the "Company"), the Company issued and sold an aggregate of 230,000 shares of Preferred Stock to certain accredited investors on May 22, 1997 in consideration of an aggregate amount equal to $2,300,000. The net proceeds to the Company after deducting commissions and expenses of the private placement agent were $2,001,000.